UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2023
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 31, 2023, the Board of Directors (the “Board”) of Keurig Dr Pepper Inc. (the “Company”) approved a transition plan for Mauricio Leyva, the Company’s current Group President and a named executive officer in the Company’s 2023 Proxy Statement. Mr. Leyva will remain in his current role with the Company through December 31, 2023, following which he will transition to an advisory role to Robert Gamgort and Timothy Cofer in 2024.
On October 31, 2023, the Company entered into a letter agreement with Andrew Archambault, a named executive officer in the Company’s 2023 Proxy Statement, in connection with his promotion from President, Commercial & Beverage Concentrates to President, US Refreshment Beverages effective as of November 6, 2023. In connection with his promotion, Mr. Archambault will receive an annual base salary of $750,000 and will be eligible to receive an annual bonus at a target level of 80% of his base salary. His annual award target value as President, US Refreshment Beverages under the Company’s long-term equity incentive program is expected to be $1,500,000. Mr. Archambault will also be granted an award of RSUs in November 2023 with a grant date value of $2,000,000, which RSUs will vest in one-fourth installments on each of the second, third, fourth and fifth anniversaries of the date of grant, subject to his continued employment and other vesting conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: November 2, 2023
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary